EXHIBIT 32

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350

as Adopted Pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes‑Oxley Act of 2002, each of the undersigned hereby certify, in his capacity as an officer of Everi Holdings Inc. (the “Company”), that, to his knowledge:

1.The Annual Report on Form 10‑K for the period ended December 31, 2015 of the Company (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Chief Executive Officer (Principal Executive Officer)
Date: March 15, 2016	By:	/s/ MICHAEL D. RUMBOLZ Michael D. Rumbolz Interim Chief Executive Officer (Interim Principal Executive Officer)

Date: March 15, 2016	By:	/s/ Randy L. Taylor Randy L. Taylor Chief Financial Officer (Principal Financial Officer)